EXHIBIT 21

FLOTEK INDUSTRIES, INC.

LIST OF SUBSIDIARIES

CESI Chemical, Inc.
Oklahoma Corporation

Material Translogistics, Inc.
Texas Corporation

Padko International Incorporated
Oklahoma Corporation

Petrovalve International, Inc.
Alberta Corporation

Petrovalve, Inc.
Delaware Corporation

USA Petrovalve, Inc.
Texas Corporation

Turbeco, Inc.
Texas Corporation

Flotek Paymaster, Inc.
Texas Corporation

Sooner Energy Services, LLC
Oklahoma Limited Liability Company

Teledrift Company
Delaware Corporation

CESI Manufacturing, LLC
Oklahoma Limited Liability Company

Flotek Industries FZE
Jebel Ali Free Zone Establishment

Flotek International, Inc.
Delaware Corporation

Flotek Ecuador Investments, LLC
Texas Limited Liability Company

Flotek Ecuador Management, LLC
Texas Limited Liability Company

Flotek Chemical Ecuador Cia. Ltda.
Ecuador Limited Liability Company